Exhibit 10.50
YYB Share Transfer Agreement
Party A: JJB
Party B: Liu Kai
Whereas YYB that is funded on the 13th July 1998 is solely hold by party A, with registered capital of USD602,400 (RMB5million);
Whereas Party A is willing to transfer its 100% shareholding of YYB to party B, and Party B is willing to take over YYB;
Whereas both parties fully understand its own rights and liabilities, risks in this transaction. Both parties agree to conduct this share transfer in according to relevant laws and regulations.
1.	Conditions for signing this agreement:
1.1	party A transfers YYB’s 100% shareholding, all tangible and intangible assets;
1.2	party B is responsible for the debt liabilities as indicated in debt statement in appendix2; other debts besides appendix 2 shall be taken by party A;
1.3	party B shall pay the loans and interests at ICBC pledged by the plant facilities of No.245 Avenue Tumen, and land use right;
2.	according to article 1 in this agreement, party A transfer 100% shareholding of YYB to party B; party B agrees to take over party A’s 100% shareholding of YYB.
3.	party A guarantees that the shares transferred to party B is legally owned by party A, and party A has complete and efficient disposition right. Otherwise, party A shall take all the economic and legal liabilities incurred by the disposition. Within one month upon signing this agreement, party A shall deliver the qualification notary certificates for signing this agreement to party B.
4.	the payment method and time for party B to pay the debt listed in appendix 2 shall be agreed between party B and various debtors. The payment method and time for party B to pay back the bank loan and interests in total of RMB16million shall be agreed between party B and the bank.
5.	Party A has reminded the fact that relevant real estate and land use right have been pledged at the bank; party B completely noticed that fact this fact, and take the legal liability for it.
6.	upon signing this agreement, party A shall immediately pass YYB’s business license to party B, and WOFE certificate and all relevant GMP and other licenses.

7.	party B shall be responsible for relevant registration fee. Party a will assist in providing relevant documents.
8.	within 30 days upon signing this agreement, party A will be responsible for cancellation registration of YYB as a subsidiary to the US public company.
9.	once this agreement takes effect, either party breaches the agreement and prohibited the share transfer, the default party shall pay the other party RMB2million fee. The default party shall compensate the other party for its economic lose made by the default.

Party A: JJB Legal Representative: Xia YuanDa	Party B: Liu Kai Legal Representative: Liu Kai
/s/ Xia YuanDa	/s/ Liu Kai

Date: June 25, 2009

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